Exhibit 99.4





                                  DETACH HERE


                   PROXY FOR ANNUAL MEETINGS OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998


                             MEDITRUST CORPORATION
                          MEDITRUST OPERATING COMPANY

     The undersigned hereby appoints David F. Benson and Michael S. Benjamin, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meditrust Corporation to be held on June 18, 1998 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Corporation which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. All previously dated proxies are hereby revoked.

     The undersigned hereby appoints Abraham D. Gosman and Michael J. Bohnen, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meditrust Operating Company to be held on June 18, 1998 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Operating Company which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Annual Meeting or any adjournment thereof. All previously dated proxies are hereby revoked.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR EACH OF THE PROPOSALS.

SEE REVERSE                                                        SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                   PROPOSALS

MEDITRUST CORPORATION:

1. To approve and adopt the Agreement and Plan of Merger dated as of January 3, 1998, as amended, by and among Meditrust Corporation, Meditrust Operating Company and La Quinta Inns, Inc.

2. To elect the following Directors to serve until 2001:
   David F. Benson, Nancy G. Brinker, Thomas J. Magovern.

3. To approve a proposal to amend the Certificate of Incorporation of Meditrust Corporation.

4. To approve performance-based compensation plans.

5. To approve an amendment to the Meditrust Corporation 1995 Share Award Plan.

MEDITRUST OPERATING COMPANY:

1. To approve the issuance of Meditrust Operating Company Common Stock to be issued pursuant to the Agreement and Plan of Merger dated as of January 3, 1998, as amended, by and among Meditrust Corporation, Meditrust Operating Company and La Quinta Inns, Inc.

2. To elect the following Directors to serve until 2001:
   David F. Benson, Nancy G. Brinker, William G. Byrnes, Thomas J. Magovern.

3. To approve a proposal to amend the Certificate of Incorporation of Meditrust Operating Company.

4. To approve performance-based compensation plans.

5. To approve an amendment to the Meditrust Operating Company 1995 Share Award Plan.


                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

------------------------------------------------------------------------
     PLEASE REFER ABOVE FOR EXPLANATION OF PROPOSALS SET FORTH BELOW.
------------------------------------------------------------------------

Meditrust Corporation:

2. To elect the Directors to serve until 2001:

   David F. Benson, Nancy G. Brinker, Thomas J. Magovern

     FOR           WITHHELD
     ALL    [ ]    FROM ALL   [ ]
   NOMINEES        NOMINEES

For, except vote withheld from the nominee(s) below:


[ ] _____________________________


Meditrust Operating Company:

2. To elect the Directors to serve until 2001:

   David F. Benson, Nancy G. Brinker, William G. Byrnes, Thomas J. Magovern

     FOR           WITHHELD
     ALL     [ ]   FROM ALL   [ ]
   NOMINEES        NOMINEES

For, except vote withheld from the nominee(s) below:


[ ] ____________________________


Meditrust Corporation:   FOR   AGAINST   ABSTAIN
1. Agreement and Plan    [ ]     [ ]       [ ]
   of Merger

                         FOR   AGAINST   ABSTAIN
3. Amend Certificate of  [ ]     [ ]       [ ]
   Incorporation

                         FOR   AGAINST   ABSTAIN
4. Approve               [ ]     [ ]       [ ]
   compensation plans


                         FOR   AGAINST   ABSTAIN
5. Approve amendment     [ ]     [ ]       [ ]
   to 1995 Share
   Award Plan


Meditrust Operating Company:
                         FOR   AGAINST   ABSTAIN
1. Stock issuance        [ ]     [ ]       [ ]
   pursuant to the
   Merger


                         FOR   AGAINST   ABSTAIN
3. Amend Certificate of  [ ]     [ ]       [ ]
   Incorporation


                         FOR   AGAINST   ABSTAIN
4. Approve               [ ]     [ ]       [ ]
   compensation plans


                         FOR   AGAINST   ABSTAIN
5. Approve amendment     [ ]     [ ]       [ ]
   to 1995 Share
   Award Plan


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                            [ ]

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



Signature: ______________ Date: _______  Signature:______________ Date: _______